UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THIRD HARMONIC BIO, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 18, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders of Third Harmonic Bio, Inc. to be held virtually via a live webcast by visiting www.virtualshareholdermeeting.com/THRD2024, on June 6, 2024 at 7:00 a.m. (Pacific Time). We believe that a virtual stockholder meeting provides greater access to those who may want to attend, and therefore we have chosen this over an in-person meeting. It is important that you retain a copy of the control number found on the proxy card, voting instruction form or Notice, as such number will be required in order for stockholders to gain access to the virtual Annual Meeting.

The Securities and Exchange Commission rules allow companies to furnish proxy materials to stockholders over the internet. We have elected to do so, thus reducing the environmental impact and lowering the costs of printing and distributing proxy materials without impacting your timely access to this important information. On or about April 18, 2024, we expect to mail a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy statement for our 2024 Annual Meeting of Stockholders and our 2023 Annual Report on Form 10-K to stockholders. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email, if desired.

The matters to be acted upon at the meeting are described in the accompanying notice of Annual Meeting and proxy statement.

Your vote is important.

Whether or not you plan to attend the meeting in person, please vote on the internet or by telephone, or request, sign and return a proxy card to ensure that your shares are represented at the meeting.

Sincerely,

Natalie Holles
Chief Executive Officer

THIRD HARMONIC BIO, INC.
1700 Montgomery Street, Suite 210
San Francisco, California 94111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 6, 2024

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders of Third Harmonic Bio, Inc. will be held via a virtual meeting. We believe that a virtual stockholder meeting provides greater access to those who may want to attend, and therefore we have chosen this over an in-person meeting. You will be able to participate in the 2024 Annual Meeting and vote during the 2024 Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/THRD2024, on Thursday, June 6, 2024 at 7:00 a.m. (Pacific Time). It is important that you retain a copy of the control number found on the proxy card or voting instruction form, as such number will be required in order for stockholders to gain access to the virtual meeting.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.
To elect two Class II directors, each to serve three-year terms through the third annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.
2.
To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 11, 2024, are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof. On or about April 18, 2024, we expect to mail to stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy statement for our 2024 Annual Meeting and our 2023 Annual Report on Form 10-K to stockholders. The Notice of Internet Availability also provides instructions on how to vote through the internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail, if desired.

For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available upon request by any stockholder for any purpose relating to the meeting. Stockholders can request the list of stockholders through our investor relations website at https://ir.thirdharmonicbio.com.

Your vote as a Third Harmonic Bio, Inc. stockholder is very important. Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact us through our website at https://ir.thirdharmonicbio.com or, if you are a registered holder, our transfer agent, Equiniti Trust Company, LLC by email through their website at https://equiniti.com/us/ast-access or by phone at +1 (800) 937-5449. Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement and the instructions on the Notice of Internet Availability.

By Order of the Board of Directors,

Natalie Holles
Chief Executive Officer

San Francisco, California
April 18, 2024

Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting of Stockholders to be held on June 6, 2024: the Proxy Statement and our 2023 Annual Report on Form 10-K are available at https://ir.thirdharmonicbio.com/sec-filings. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

THIRD HARMONIC BIO, INC.

PROXY STATEMENT FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

THIRD HARMONIC BIO, INC.

1700 Montgomery Street, Suite 210

San Francisco, California 94111

PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

June 6, 2024

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors of Third Harmonic Bio, Inc. (Third Harmonic Bio or the Company) for use at Third Harmonic Bio’s 2024 Annual Meeting of Stockholders (Annual Meeting) to be held via a virtual meeting. We believe that a virtual stockholder meeting provides greater access to those who may want to attend, and therefore we have chosen this over an in-person meeting. You will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/THRD2024 on Thursday, June 6, 2024 at 7:00 a.m. (Pacific Time), and any adjournment or postponement thereof. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

We are making this proxy statement, the accompanying form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2023 first available to stockholders on or about April 18, 2024. An electronic copy of this proxy statement and Annual Report on Form 10-K are available at https://ir.thirdharmonicbio.com/sec-filings.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the Securities and Exchange Commission, or SEC, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies to each stockholder. On or about April 18, 2024, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials while providing our stockholders timely access to this important information. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 11, 2024, the record date, will be entitled to vote at the meeting. At the close of business on April 11, 2024, 40,756,830 shares of common stock were outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote online at the virtual meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 11, 2024, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on April 11, 2024, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 11, 2024, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.

Each director will be elected by a plurality of the votes cast at the meeting. This means that the two individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or more of the nominees or “WITHHOLD” your vote with respect to one or more of the nominees. A “WITHHOLD” will have the same effect as an abstention. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm will be obtained if the number of the votes cast “FOR” the proposal exceeds the number of votes cast “AGAINST” the proposal.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). While a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote share held for a beneficial owner on “non-routine” matters. At this meeting, only the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, is considered a routine matter, and brokers have discretionary authority to vote shares that are beneficially owned on the ratification of the appointment of Deloitte & Touche LLP as our independent registered accounting firm. If a broker chooses not to vote shares for or against the ratification of Deloitte & Touche LLP as our independent registered public accounting firm, it would have the same effect as an abstention. The other proposal presented at the Annual Meeting is a non-routine matter. The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on the election of directors. Abstentions are voted neither “for” nor “against” a matter, and, therefore, will have no effect on the election of directors or the ratification of the appointment of Deloitte & Touche LLP, but are counted in the determination of a quorum.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The Board of Directors recommends that you vote FOR the election of each of the Class II directors named in this proxy statement (Proposal 1) and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal 2).

None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors nominated in Proposal 1.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•
vote online at the Annual Meeting – attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/THRD2024. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail;
•
vote through the internet or by telephone – in order to do so, please follow the instructions shown on your proxy card or Notice of Internet Availability; or
•
vote by mail – if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the internet or by telephone must be received by 8:59 p.m. (Pacific Time) on June 5, 2024. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote online should you decide to attend the virtual meeting.

If your shares are held in an account with a brokerage firm, bank or other nominee, then you are deemed to be the beneficial owner of your shares and the broker that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in street name will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

For Proposal 1, you may either vote “FOR” all of the nominees to the Board of Directors, or you may withhold your vote from any nominee you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access and vote your proxy card. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access and vote each proxy card. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•
delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;
•
signing and delivering a proxy bearing a later date;
•
voting again through the internet or by telephone; or
•
attending and voting online at the meeting by following the instructions posted at www.virtualshareholdermeeting.com/THRD2024 (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

•
view our proxy materials for the meeting through the Internet;
•
instruct us to mail paper copies of our future proxy materials to you; and
•
instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the meeting.

Implications of Being an “Emerging Growth Company” and “Smaller Reporting Company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available on the investor relations section of our website at https://ir.thirdharmonicbio.com/governance/documents-and-charters.

Board Composition and Leadership Structure

Our Corporate Governance Guidelines provide that our Board of Directors shall be free to choose its Chairperson in any way that it considers in the best interests of our company, and that the Nominating and Governance Committee shall periodically consider the leadership structure of our Board of Directors and make such recommendations to the Board of Directors with respect thereto as the Nominating and Governance Committee deems appropriate. Our Corporate Governance Guidelines also provide that, when the positions of Chairperson and Chief Executive Officer are held by the same person, the independent directors may designate a “lead independent director.” In cases in which the Chairperson and Chief Executive Officer are the same person, the Chairperson schedules and sets the agenda for meetings of the Board of Directors in consultation with the lead independent director, and the Chairperson, or if the Chairperson is not present, the lead independent director, chairs such meetings. In addition, the responsibilities of the lead independent director include: presiding over executive sessions of independent directors; serving as a liaison between the Chairperson and the independent directors; being available, under appropriate circumstances, for consultation and direct communication with stockholders; and performing such other functions and responsibilities as requested by the Board of Directors from time to time.

The positions of Chief Executive Officer and Chairperson of our Board of Directors are held by two different individuals (Natalie Holles and Mark Iwicki, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chairperson leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management. Any changes to the leadership structure of our Board of Directors, if made, will be promptly disclosed on the investor relations section of our website and in our proxy materials. Our Board of Directors, in its sole discretion, may seek input from our stockholders on the leadership structure of the Board of Directors.

Additionally, the Chairperson, along with other members Board of Directors, is responsible for discharging the Board of Directors’ risk oversight responsibility (as further described below) and reviews and provides feedback on risk management to the management team, including Ms. Holles, as well as feedback on the design and structure of the Board.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management of the Company and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures, and cybersecurity. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

Cybersecurity Risk Oversight

Securing the information of participants in our studies, medical professionals, employees, service providers, and other third parties is important to us. We have adopted physical, technological, and administrative controls on data security, and we continue to mature our procedures and technologies for data incident detection, containment, response, and remediation. While everyone at our Company plays a part in managing these risks, oversight responsibility is shared by our Board of Directors, our Audit Committee, and management. Our IT management team is responsible for our cybersecurity program that assesses and manages cybersecurity risk. Specifically, the Senior Director of IT is responsible for the prevention, mitigation, detection, and remediation of cybersecurity incidents. The Senior Director of IT monitors cybersecurity incidents by working closely with expert technology and security partners, and then formally reports his findings to the Audit Committee at least every two quarters or more frequently as needed.

The Company has processes in place to identify, assess and monitor material risks from cybersecurity threats, which are part of the Company’s overall enterprise risk management process and have been embedded in the Company’s operating procedures, internal controls and information systems. Information relating to cybersecurity and information security is contained in the section titled “Cybersecurity” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Director Independence

Our common stock is listed on the Nasdaq Global Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Governance Committees must be an “independent director.” Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that all of our directors, except for Natalie Holles are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Diversity and Inclusion

In appointing and nominating directors, our Board of Directors considers criteria such as independence, integrity, diversity (including with respect to race, ethnicity, gender and sexuality), geography, financial skills and other expertise, breadth of experience, knowledge about our business and industry, willingness and ability to devote adequate time and effort to our Board of Directors, ability to contribute to our Board of Directors’ overall effectiveness, and the needs of our Board of Directors and its committees. While we have not adopted a specific policy regarding Board diversity, we value diversity on a company-wide basis. The following table sets forth the diversity statistics as self-identified by the members of our Board of Directors.

Board Diversity Matrix (As of April 11, 2024)
Total Number of Directors: 8

	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors	1	5	—	2

Part II: Demographic Background
White	1	3	—	—
Black or African American	—	1	—	—
Two or More Races or Ethnicities		1
Did Not Disclose Demographic Background	—	—	—	2

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available on the investor relations section of our website at https://ir.thirdharmonicbio.com/governance/documents-and-charters.

Audit Committee

Our Audit Committee is composed of Mr. Rob Perez, Dr. H. Martin Seidel, Ph.D., and Mr. Thomas M. Soloway. Mr. Soloway is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Soloway is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our Audit Committee is directly responsible for, among other things:

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selecting and hiring our independent registered public accounting firm;
•
the qualifications, independence and performance of our independent auditors;
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the preparation of the audit committee report to be included in our annual proxy statement;
•
our compliance with legal and regulatory requirements;

•
overseeing our cybersecurity risk management program;
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assisting the board of directors with risk assessment and management
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our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements; and
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reviewing and approving related-person transactions.

Compensation Committee

Our Compensation Committee is composed of Dr. David P. Bonita, M.D., Mr. Michael Gladstone, and Mr. Mark Iwicki. Mr. Iwicki is the Chair of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

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evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;
•
evaluating and recommending non-employee director compensation arrangements for determination by our Board of Directors;
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administering our cash-based and equity-based compensation plans; and
•
overseeing our compliance with regulatory requirements associated with the compensation of directors, officers and employees.

The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board of Directors which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board of Directors regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the Board of Directors or any member of the Board of Directors with respect to compensation of the Chief Executive Officer and other executive officers.

The Compensation Committee engaged an independent executive compensation consulting firm, Compensia, Inc., or Compensia, to evaluate our executive and director compensation programs and practices and to provide advice and ongoing assistance on these matters for the fiscal year ended December 31, 2023. Specifically, Compensia was engaged to:

•
provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
•
review and assess our current Board of Directors, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;
•
review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and
•
review market practices regarding base salary, bonus and equity programs.

Representatives of Compensia met informally with the Chair of the Compensation Committee and attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. During the fiscal year ended December 31, 2023, Compensia worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee has determined that none of the work performed by Compensia during the fiscal year ended December 31, 2023 raised any conflict of interest.

Nominating and Governance Committee

Our Nominating and Governance Committee is composed of Dr. Seidel, Mr. Perez and Mr. Soloway. Mr. Perez is the Chair of our Nominating and Governance Committee. Our Nominating and Governance Committee is responsible for, among other things:

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identifying, considering and recommending candidates for membership on our Board of Directors;
•
overseeing the process of evaluating the performance of our Board of Directors; and
•
advising our Board of Directors on environmental, social and other corporate governance matters.

Codes of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial and Business Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of these provisions, on our website or in public filings to the extent required by applicable rules. The full text of our Code of Business Conduct and Ethics is posted on the investor relations section of our website at https://ir.thirdharmonicbio.com/governance/documents-and-charters.

Anti-hedging

We have adopted an Insider Trading Policy that that applies to all of our employees, contractors, consultants, directors and officers, including our Chief Executive Officer and other executive officers, which prohibits such individuals from engaging in hedging or monetization transactions involving our securities, such as zero cost collars and forward sale contracts, or contributing our securities to exchange funds in a manner that could be interpreted as hedging in our stock.

Compensation Recovery Policy

Our Board of Directors determined that it is in the Company’s best interests to ensure that all performance-based cash compensation and equity awards reflect actual performance. Consistent with such determination, our Board of Directors has adopted a Compensation Recovery Policy, effective June 6, 2023, in accordance with Rule 10D-1 of the Exchange Act and the Nasdaq Stock Market listing standards, or the Compensation Recovery Policy.

Our Compensation Recovery Policy is administered by our Compensation Committee and enables the Company to recover from specified current and former Company’s executives certain incentive-based compensation in the event of an accounting restatement resulting from material noncompliance with any financial reporting requirements under the federal securities laws. Our Compensation Recovery Policy covers current and former executive officers, including all officers for purposes of Section 16 of the Exchange Act and applies to their incentive-based cash compensation, that is granted, earned or vested based wholly or in part on the attainment of any Company financial reporting measure.

If the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Compensation Committee shall require any executive officer covered by our Compensation Recovery

Policy to reimburse or forfeit to the Company the amount of incentive-based compensation received by such executive officer based on the financial statements prior to the restatement that exceeds the amount such executive officer would have received had the incentive-based compensation been determined based on the financial restatement. The Compensation Committee will not consider the executive officer’s responsibility or fault or lack thereof in enforcing our Compensation Recovery Policy to recoup the amount described above.

Compensation Committee Interlocks and Insider Participation

During 2023, Dr. Bonita, Mr. Gladstone and Mr. Iwicki served on our Compensation Committee. None of our current executive officers has served as a member of the Board of Directors, or as a member of the Compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during the fiscal year ended December 31, 2023.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2023, the Board of Directors held five meetings including telephonic meetings; the Audit Committee held four meetings; and the Compensation Committee held four meetings; and the Nominating and Governance Committee held one meeting. During 2023, none of the incumbent directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chairperson) may do so by letters addressed to:

Third Harmonic Bio, Inc.

c/o Corporate Secretary

1700 Montgomery Street, Suite 210

San Francisco, California 94111

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals. The Nominating and Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Governance Committee considers director tenure.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.

A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.12 of our Amended and Restated Bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Amended and Restated Bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Third Harmonic Bio, Inc., 1700 Montgomery Street, Suite 210, San Francisco, California 94111. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information regarding the nominee and proposing stockholder as specified in our Amended and Restated Bylaws, and certain representations regarding the nomination. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Governance Committee and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Governance Committee.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.” In addition to satisfying the foregoing requirements under the Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2025 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Director Commitments

Our Board of Directors believes that all members of the Board of Directors should devote sufficient time and attention to carrying out their duties and to otherwise fulfill the responsibilities required of directors. In assessing whether directors and nominees for director have sufficient time and attention to devote to the responsibilities required of directors, our Nominating and Governance Committee and our Board of Directors consider, among other things, whether directors may be “overboarded,” which refers to the situation where a director serves on an excess number of boards. Our Corporate Governance Guidelines state that each director should inform our Nominating and Corporate Governance Committee of any other public company boards on which a director serves, including board committees. Our Nominating and Governance Committee and our Board of Directors will consider outside service when reviewing the composition of our Board of Directors and committee composition.

Our Board of Directors believes that each of our directors, including each of our director nominees, has demonstrated the ability to devote sufficient time and attention to board duties and to otherwise fulfill the responsibilities required of directors.

PROPOSAL NO. 1

ELECTION OF CLASS II DIRECTORS

Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class II will stand for election at this meeting. The terms of office of directors in Class III and Class I do not expire until the annual meetings of stockholders to be held in 2025 and 2026, respectively. Our Nominating and Governance Committee recommended to our Board of Directors, and our Board of Directors nominated Michael Gladstone and H. Martin Seidel, Ph.D., each an incumbent Class II director, for election as Class II directors at the Annual Meeting. At the recommendation of our Nominating and Governance Committee, our Board of Directors proposes that each of the Class II nominees be elected as a Class II director for a three-year term expiring at the annual meeting of stockholders to be held in 2027 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Each director will be elected by a plurality of the votes present online at the virtual Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the two individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or more of the nominees or “WITHHOLD” your vote with respect to one or more of the nominees. A “WITHHOLD” vote will have the same effect as an abstention. Shares represented by proxies will be voted “FOR” the election of each of the Class II nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than two directors.

Nominees to the Board of Directors

The nominees and their ages as of December 31, 2023 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Michael Gladstone(1)	37	Class II Director
H. Martin Seidel, Ph.D.(2)(3)	59	Class II Director

(1)
Member of our Compensation Committee
(2)
Member of our Audit Committee
(3)
Member of our Nominating and Governance Committee

Michael Gladstone has served as a member of our board of directors since April 2019. Mr. Gladstone previously served as our Chief Executive Officer from June 2019 through August 2021. He is a partner at Atlas Venture. Prior to joining Atlas in March 2012, Mr. Gladstone worked at L.E.K. Consulting from December 2009 through March 2012, and previously, he conducted HIV vaccine research in the Viral Pathogenesis department of Beth Israel Deaconess Medical Center. Mr. Gladstone currently serves on the board of directors of Day One Biopharmaceuticals, Inc., or Day One Biopharmaceuticals. Mr. Gladstone was previously a board director for Versanis Bio Inc. (acquired by Eli Lilly and Company), and a board observer for Akero Therapeutics, Inc., AvroBio, Inc., Delinia Inc. (acquired by Celgene), Replimune Group Inc., and Xilio Therapeutics, Inc. Mr. Gladstone holds an B.S. in biochemical sciences from Harvard University. We believe Mr. Gladstone is qualified to serve on our board of directors because of his extensive experience in the field of biotechnology.

H. Martin Seidel, Ph.D has served as a member of our Board of Directors since July 2019. Dr. Seidel has served as Chief Executive Officer of IFM Therapeutics, LLC or IFM Therapeutics, since December 2019, after serving as Executive Vice President of Research and Development since June 2017. Prior to IFM Therapeutics, Dr. Seidel served as Global Head of Strategic Alliances for the Novartis Institutes for Biomedical Research, or NIBR, from March 2014 through June 2017. Prior to that, Dr. Seidel held positions of increasing responsibility at NIBR’s

Genomics Institute of the Novartis Research Foundation from 2003 through 2014, ultimately serving as Institute Director and Site Head from 2010 to 2014. Dr. Seidel received his B.A. in chemistry from Princeton University and his Ph.D. from Harvard University. We believe Dr. Seidel is qualified to serve on our Board of Directors because of his extensive research and operational experience.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages as of December 31, 2023 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Mark Iwicki(1)	57	Class I Director
Natalie Holles	51	Class I Director
Rob Perez(2)(3)	59	Class I Director
Thomas M. Soloway(2)(3)	55	Class III Director
David Bonita, M.D.(1)	48	Class III Director
Geoff McDonough, M.D.	53	Class III Director

(1)
Member of our Compensation Committee
(2)
Member of our Audit Committee
(3)
Member of our Nominating and Governance Committee

Mark Iwicki has served as Chairperson of our Board of Directors since May 2020. Mr. Iwicki also currently serves as Chief Executive Officer and Executive Chairman of the board of directors of Kala Pharmaceuticals, Inc., or Kala Pharmaceuticals, since March 2015. Prior to joining Kala Pharmaceuticals, Mr. Iwicki served as President and Chief Executive Officer of Civitas Therapeutics, Inc., or Civitas from January 2014 to November 2014. Prior to Civitas, Mr. Iwicki served as President and Chief Executive Officer at Tarveda Therapeutics, Inc. (formerly known as Blend Therapeutics, Inc., or Blend) from December 2012 to January 2014. Prior to Blend, Mr. Iwicki was President and Chief Executive Officer of Sunovion Pharmaceuticals Inc., or Sunovion (formerly known as Sepracor Inc.), from October 2007 to June 2012. Prior to joining Sunovion, Mr. Iwicki was Vice President and Business Unit Head at Novartis Pharmaceuticals Corporation from March 1998 to October 2007. Prior to that, Mr. Iwicki held sales positions at Astra Merck Inc. and Merck & Co., Inc. In addition to serving on our Board of Directors, Mr. Iwicki also currently serves on the boards of Merus N.V., Akero Therapeutics, Inc., Aerovate Therapeutics, Inc., and Kala Pharmaceuticals. In the past five years, Mr. Iwicki also served on the Aimmune Therapeutics, Inc. board of directors. Mr. Iwicki holds a B.S. in marketing from Ball State University and an M.B.A. from Loyola University Maryland. We believe that Mr. Iwicki is qualified to serve on our Board of Directors because of his extensive experience as a pharmaceutical industry leader managing all stages of drug development and commercialization in multiple therapeutic areas.

Natalie Holles has served as our Chief Executive Officer and a member of our Board of Directors since August 2021. Prior to joining us, Ms. Holles worked at Audentes Therapeutics, Inc., or Audentes, serving as President and Chief Executive Officer from January 2020 through March 2021, President and Chief Operating Officer from May 2018 to January 2020 and Senior Vice President, Chief Operating Officer from August 2015 to May 2018. Previously, Ms. Holles served as Senior Vice President, Corporate and Business Development at Hyperion Therapeutics, Inc., from June 2013 through its acquisition by Horizon Pharma, plc in May 2015. From December 2010 to June 2013, Ms. Holles served as an independent life sciences corporate development consultant. Earlier in her career, Ms. Holles served as the Vice President, Business Development at KAI Pharmaceuticals, Inc., which was acquired by Amgen, Inc. in 2012, and previously held business development and commercial roles at InterMune, Inc. and Genentech, Inc. In addition to serving on our Board of Directors, Ms. Holles also currently serves on the board of Day One Biopharmaceuticals. Formerly, Ms. Holles served on the board of directors of Rubius Therapeutics, Inc. from March 2019 to August 2022 and Allakos Inc. from December 2020 to August 2021. Ms. Holles holds a B.A. in human biology from Stanford University and an M.A. in molecular, cellular and developmental biology from the University of Colorado, Boulder. We believe Ms. Holles is qualified to serve on our Board of Directors because of her operational leadership and business development experience.

Rob Perez has served as a member of our Board of Directors since December 2021. He has served as an Operating Partner at General Atlantic Service Company, L.P. since January 2019. Prior to that, Mr. Perez served as a Managing Director of Vineyard Sound Advisors, LLC from March 2015 through January 2019. Previously, Mr. Perez worked at Cubist Pharmaceuticals, Inc., or Cubist, from October 2003 to January 2015, where he served as Chief Commercial Officer, Chief Operations Officer, President and Chief Executive Officer at the time of its sale to Merck & Co., Inc. in January 2015. Before joining Cubist, he worked at Biogen Inc., or Biogen, from June 1995 until October 2003, where he served in various commercial roles, including as Vice President of Biogen’s CNS Business Unit. Mr. Perez has served as a board member for Unum Therapeutics, Inc. since March 2018, Spark Therapeutics, Inc. since January 2018 and AMAG Pharmaceuticals, Inc. since February 2009. Mr. Perez holds a joint B.S./B.A. in business from California State University, Los Angeles and an M.B.A. from the Anderson Graduate School of Management at the University of California, Los Angeles. In addition to serving on our Board of Directors, Mr. Perez also currently serves on the board of directors of Vir Biotechnolgy, Inc, Immunocore Ltd, PathAI and PANTHERx Rare, LLC. Formerly, Mr. Perez served on the board of directors of Spark Therapeutics, Inc., from January 2018 to December 2019, Unum from March 2018 to June 2019, Zafgen, Inc. from September 2015 to May 2022, AMG from February 2009 to June 2020 and Akilin Interactive, Inc. from June 2017 to August 2022. We believe Mr. Perez is qualified to serve on our Board of Directors because of his operational and business development experience.

Thomas M. Soloway has served as a member of our Board of Directors since July 2022. Since December 2020, Mr. Soloway has served as the President and Chief Executive Officer and as a member of the board of directors of T-Knife Therapeutics, Inc. From September 2015 to September 2020, Mr. Soloway held positions of increasing responsibility at Audentes Therapeutics, Inc., ultimately serving as Executive Vice President, Chief Operating Officer. From January 2014 to September 2015, Mr. Soloway served as Senior Vice President, Chief Financial Officer of Ascendis Pharma A/S, or Ascendis, a biopharmaceutical company focused on endocrinology and rare diseases. Prior to Ascendis, Mr. Soloway co-founded Transcept Pharmaceuticals, Inc., or Transcept, in 2002, where he held positions of increasing responsibility, serving initially as Senior Vice President, Operations and Chief Financial Officer and subsequently as Executive Vice President, Chief Operating Officer until December 2013. Prior to Transcept, Mr. Soloway was a Principal at Montreux Equity Partners, a venture capital firm focused on providing growth capital for early-stage healthcare and life sciences companies. Mr. Soloway holds a B.S. in Entrepreneurial Studies from the University of Southern California and an M.B.A. from Georgetown University. We believe that Mr. Soloway is qualified to serve on our Board of Directors based on his over 25 years of experience in the life sciences industry, with senior roles in strategy, operations, corporate finance and venture capital.

David P. Bonita, M.D., has served as a member of our Board of Directors since July 2020. Dr. Bonita is currently a member at OrbiMed Advisors LLC, an investment firm, where he has served in various roles of increasing responsibility since June 2004. Dr. Bonita currently serves on the boards of directors of Acutus Medical, Inc., Ikena Oncology, Inc., Prelude Therapeutics, Inc., and Repare Therapeutics Inc., as well as several private companies. Dr. Bonita previously served on the boards of directors of several companies, including Clementia Pharmaceuticals Inc., IMARA Inc., SI-BONE Inc. and Tricida, Inc. Dr. Bonita has also worked as a corporate finance analyst in the healthcare investment banking groups of Morgan Stanley and UBS. He received his A.B. in Biological Sciences from Harvard University and his joint M.D./M.B.A. from Columbia University. We believe Dr. Bonita is qualified to serve on our Board of Directors because of his operational and business development experience.

Geoff McDonough, M.D. has served as a member of our Board of Directors since March 2024. Dr. McDonough currently serves as the President and Chief Executive Officer of Generation Bio Co., a biotechnology company, since October 2017. Previously, Dr. McDonough served as President and Chief Executive Officer of Swedish Orphan Biovitrum AB, or Sobi, a biopharmaceutical company, from August 2011 until May 2017. Dr. McDonough previously served on the boards of directors of Surface Oncology, Inc., a biotechnology company, from February 2018 until March2022, Zafgen, Inc., a biopharmaceutical company, from September 2015 until May 2020 and PTC Therapeutics, Inc., a biopharmaceutical company, from September 2012 until September 2017. Dr. McDonough earned his Bachelor of Science in biology and his Bachelor of Arts in philosophy, both summa cum laude, from University of North Carolina at Chapel Hill. Dr. McDonough earned his M.D. at Harvard Medical School and completed his residency training in internal medicine and pediatrics at Massachusetts General Hospital and Boston

Children’s Hospital. We believe that Dr. McDonough’s extensive leadership experience in the life sciences industry qualify him to serve as a member of our Board of Directors.

Family Relationships

There are no familial relationships among any of our directors and executive officers.

Non-Employee Director Compensation

Our Board of Directors has adopted the following compensation program for our non-employee directors.

•
Cash Compensation. The program provides an annual cash retainer of $40,000 to each non-employee director. Additionally, the Chairperson of our Board of Directors receives an additional annual payment of $30,000; the Chair of our Audit, Compensation and Nominating and Governance Committees receive an additional annual payment of $15,000, $10,000, and $8,000, respectively; and the members of our Audit, Compensation and Nominating and Governance Committees receive an additional annual payment of $7,500, $5,000, and $4,000 respectively.
•
Equity Compensation. Each new non-employee director who joins our Board of Directors will receive an initial option grant to acquire 60,000 shares of our common stock, and pursuant to the vesting schedule and terms, to be designated by our Board of Directors. On the date of each annual meeting of stockholders, each non-employee director who continues to serve on our Board of Directors immediately following such meeting will receive an option grant to acquire 30,000 shares of our common stock, and pursuant to the vesting schedule and terms, to be designated by our Board of Directors.

Non-employee directors are also reimbursed for reasonable expenses incurred in serving as a director, including travel expenses for attending meetings of our Board of Directors.

The following table sets forth the compensation awarded to and earned by or paid to our non-employee directors for services provided during the year ended December 31, 2023. Ms. Holles, our Chief Executive Officer, received no compensation for her service as a director during 2023.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
David Bonita, M.D.	45,000	74,835	119,835
Martin Seidel, Ph.D.	51,500	78,544	130,044
Michael Gladstone	45,000	74,835	119,835
Mark Iwicki	80,000	94,619	174,619
Rob Perez	47,500	15,214	62,714
Thomas M. Soloway	61,292	111,558	172,850

(1)
The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our non-employee directors during the year ended December 31, 2023, as well as the incremental fair value of certain repriced stock option awards, in each case, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in the Option Awards column are set forth in Note 2 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our directors from the stock options. For information regarding the number of stock options held by each non-employee director as of December 31, 2023, see the table below.

Name	Option Awards
David Bonita, M.D.	29,917
Martin Seidel, Ph.D.	39,423
Michael Gladstone	29,917
Mark Iwicki	69,629
Rob Perez	13,667
Thomas M. Soloway	106,499

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS II DIRECTORS.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte & Touche LLP as our principal independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2024. Deloitte & Touche LLP audited our financial statements for the fiscal years ended December 31, 2023 and 2022. We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Our Audit Committee is submitting the selection of Deloitte & Touche LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for the years ended December 31, 2023 and 2022.

Principal Accountant Fees and Services

Fees Billed	Fiscal Year 2023	Fiscal Year 2022
Audit fees(1)	$705,301	$1,842,356
Audit-related fees(2)	—	—
Tax fees(3)	—	—
Total fees	$705,301	$1,842,356

(1)
“Audit fees” include fees for professional services provided by Deloitte & Touche LLP in connection with the audit of our financial statements on Form 10-K, review of our interim quarterly financial statements included in our quarterly reports on Form 10-Q, and related services that are typically provided in connection with registration statements, including consents and the registration statement for our public offerings. Included in the 2022 Audit Fees are $1.1 million in fees billed in connection with the IPO registration statement.
(2)
“Audit-related fees” include fees billed for other assurance and related services rendered during the respective year.
(3)
“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters, assistance with sales tax, and assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act, or the Securities Act, unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and Deloitte & Touche LLP our audited financial statements as of and for the year ended December 31, 2023. The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission.

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements as of and for the year ended December 31, 2023 be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the U.S. Securities and Exchange Commission.

Submitted by the Audit Committee

Thomas M. Soloway, Chair

Rob Perez

H. Martin Seidel, Ph.D.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2024, by:

•
each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•
each of our directors or director nominees;
•
each of our named executive officers; and
•
all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 40,714,399 shares of our common stock outstanding on March 31, 2024. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2024 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Third Harmonic Bio, Inc., 1700 Montgomery Street, Suite 210, San Francisco, California 94111.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
5% Stockholders
Entities affiliated with Atlas Venture Fund XI, L.P.(1)	10,921,526	26.8%
OrbiMed Private Investments VII, LP(2)	5,792,738	14.2%
Entities affiliated with BVF Partners L.P.(3)	4,365,933	10.7%
EcoR1 Capital, LLC(4)	3,182,444	7.8%
General Atlantic (TH), L.P.(5)	2,972,429	7.3%
Novartis Institute for BioMedical Research, Inc.(6)	2,642,762	6.5%
Directors and Named Executive Officers:
Natalie Holles(7)	1,701,027	4.2%
Edward R. Conner, M.D.(8)	251,551	*
Adrian Ray, Ph.D.(9)	192,763	*
Mark Iwicki(10)	164,903	*
Julie A. Person(11)	140,644	*
H. Martin Seidel, Ph.D.(12)	104,946	*
Thomas M. Soloway(13)	47,171	*
Geoff McDonough, M.D.(14)	3,333	*
David P. Bonita, M.D.(2)	—	*
Michael Gladstone(1)	—	*
Rob Perez(5)	—	*
All executive officers and directors as a group (11 persons)(15)	2,413,575	5.9%

* Represents beneficial ownership of less than one percent.

(1)
Based on information contained on a Schedule 13D filed September 28, 2022. Consists of (i) 10,313,763 shares held by Atlas Venture Fund XI, L.P., or Atlas Fund XI, (ii) 594,096 shares held by Atlas Venture Opportunity Fund I, L.P., or Atlas Fund I and (iii) 13,667 shares of the Company’s common stock subject to options held by Michael Gladstone. Each of Michael Gladstone and Jason Rhodes, a current and former member of our Board of Directors, respectively, is a Partner at Atlas Venture Life Science Advisors, LLC, or Atlas Venture, and disclaims beneficial ownership of the shares noted herein. Atlas Venture Associates XI, L.P. is the general partner of Atlas Fund XI, and Atlas Venture Associates XI, LLC is the general partner of Atlas Venture Associates XI, L.P. Each of Atlas Venture Associates XI, L.P. and Atlas Venture Associates XI, LLC may be deemed to beneficially own the shares held by Atlas Fund XI. Atlas Venture Associates Opportunity I, L.P. is the general partner of Atlas Fund I, and Atlas Venture Associates Opportunity I, LLC, or AVAO, LLC, is the general partner of Atlas Venture Associates Opportunity I, L.P. Each of Atlas Venture Associates Opportunity I, L.P. and AVAO, LLC may be deemed to beneficially own the shares held by Atlas Fund I. Bruce Booth, Jean-Francois Formela, David Grayzel, Jason Rhodes and Kevin Bitterman are the members of Atlas Venture Associates XI, LLC and AVAO, LLC and collectively make investment decisions on behalf of Atlas Fund XI and Atlas Fund I. The mailing address of Atlas Fund XI and Atlas Fund I is 300 Technology Square, 8th Floor, Cambridge, MA 02139.
(2)
Based on information contained on a Schedule 13D filed September 28, 2022. Consists of (i) 5,779,071 shares held by OrbiMed Private Investments VII, LP, or OPI VII. OrbiMed Capital GP VII LLC, or OrbiMed GP VII is the general partner of OPI VII. OrbiMed Advisors LLC, or OrbiMed Advisors is the managing member of OrbiMed GP VII and (ii) 13,667 shares of the Company’s common stock subject to options held by David Bonita. By virtue of such relationships, OrbiMed GP VII and OrbiMed Advisors may be deemed to have voting and investment power with respect to the shares held by OPI VII and as a result may be deemed to have beneficial ownership of such shares. David P. Bonita, a member of OrbiMed Advisors, is a member of our Board of Directors. OrbiMed Advisors exercises investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild. Each of OrbiMed GP VII, OrbiMed Advisors, and David P. Bonita disclaims beneficial ownership of the shares held by OPI VII, except to the extent of its or his pecuniary interest therein if any.
(3)
Based on information contained on a Schedule 13G/A filed December 21, 2022. Consists of (i) 2,332,638 shares held by Biotechnology Value Fund, L.P., or BVF, (ii) 1,764,220 shares held by Biotechnology Value Fund II, L.P., or BVF2, (iii) 241,309 shares held by Biotechnology Value Trading OS LP, or Trading Fund OS; and (iv) 27,766 shares held by BVF Partners L.P., or Partners. BVF I GP LLC, or BVF GP, as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP LLC, or BVF2 GP, as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd., or Partners OS, as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC, or BVF GPH, as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. Partners as the sole member of Partners OS, and the investment manager of BVF, BVF2 and Trading Fund OS, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF, BVF2, and Trading Fund OS. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mark Lampert, as a director and officer of BVF Inc. may be deemed to beneficially own the shares beneficially owned by BVF Inc. The address for the BVF entities is located at 44 Montgomery Street, 40th Floor, San Francisco, CA 94104.
(4)
Based on information contained on a Schedule 13G filed on February 14, 2024. Consists of (i) 3,182,444 shares of common stock held be EcoR1 Capital, LLC. The reporting persons are EcoR1 Capital, LLC, or EcoR1, Oleg Nodelman and EcoR1 Capital Fund Qualified, L.P., or Qualified Fund. EcoR1 is the general partner and investment adviser of private funds, including Qualified Fund, or the Funds. Mr. Nodelman is the control person of EcoR1. Each of EcoR1, Oleg Nodelman and Qualified Fund disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The business address is 357 Tehama Street #3, San Francisco, CA 94103.
(5)
Based on information contained on a Schedule 13D filed September 28, 2022. Consists of (i) 2,958,762 shares of common stock and (ii) 13,667 shares of the Company’s common stock subject to options held by Robert Perez. The limited partners that share beneficial ownership of the shares held by General Atlantic (TH), L.P., or GA TH, are the following General Atlantic investment funds, or the GA Funds: General Atlantic Partners 100, L.P., or GAP 100; General Atlantic Partners (Bermuda) EU, L.P., or GAP Bermuda EU; General Atlantic Partners (Lux) SCSp, or GAP Lux; GAP Coinvestments III, LLC, or GAPCO III; GAP Coinvestments IV, LLC, or GAPCO IV; GAP Coinvestments V, LLC, or GAPCO V; and GAP Coinvestments CDA, L.P., or GAPCO CDA. The general partner of GA TH is General Atlantic (SPV) GP, LLC, or GA SPV. The general partner of GAP Lux is General Atlantic GenPar, (Lux) SCSp, or GA GenPar Lux, and the general partner of GA

GenPar Lux is General Atlantic (Lux) S.à r.l., or GA Lux. The general partner of GAP Bermuda EU and the sole shareholder of GA Lux is ultimately controlled by GAP (Bermuda) L.P., or GAP Bermuda LP. The ultimate general partner of GAP 100 is General Atlantic, L.P., or GA LP. GA LP is the managing member of GAPCO III, GAPCO IV, and GAPCO V, the general partner of GAPCO CDA, and the sole member of GA SPV. GA LP and GAP Bermuda LP are controlled by the Management Committee of GASC MGP, LLC, or the GA Management Committee. There are nine members of the GA Management Committee. GA LP, GAP Bermuda LP, GA Lux, GA GenPar Lux, GA TH, GA SPV, and the GA Funds are a “group” within the meaning of Rule 13d-5 of the Exchange Act. Each of the members of the GA Management Committee disclaims ownership of the shares except to the extent that he has a pecuniary interest therein. In addition, Rob Perez, a member of our Board of Directors, is also an Operating Partner at General Atlantic and disclaims ownership of the shares except to the extent he has a pecuniary interest therein. The mailing address of each of the foregoing entities (other than GAP Bermuda EU, GAP Lux, GA Lux, and GAP Bermuda LP) is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. The mailing address of GAP Bermuda EU and GAP Bermuda LP is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The mailing address of GAP Lux, GA GenPar Lux, and GA Lux is 412F, Route d’Esch, L-1471 Luxembourg.
(6)
Based on information contained on a Schedule 13G filed February 8, 2023. Consists of 2,642,762 shares of common stock held of record by Novartis Institutes for BioMedical Research, Inc., or NIBRI. As the indirect parent of NIBRI, Novartis AG may be deemed to beneficially own these securities. The business address for NIBRI is 181 Massachusetts Avenue, Cambridge, Massachusetts 02139 and the business address for Novartis AG is Lichstrasse 35, Basel, Switzerland.
(7)
Consists of (i) 1,218,836 shares of our common stock with 380,887 shares subject to forfeiture, and (ii) 482,191 shares of our common stock subject to options that are exercisable within 60 days of March 31, 2024.
(8)
Consists of 251,551 shares of our common stock subject to options that are exercisable within 60 days of March 31, 2024.
(9)
Consists of 192,763 shares of our common stock subject to options that are exercisable within 60 days of March 31, 2024.
(10)
Consists of (i) 128,630 shares of our common stock with 0 shares subject to forfeiture, and (ii) 36,273 shares of our common stock subject to options that are exercisable within 60 days of March 31, 2024.
(11)
Consists of 140,644 shares of our common stock subject to options that are exercisable within 60 days of March 31, 2024.
(12)
Consists of (i) 85,753 shares of our common stock with 0 shares subject to forfeiture, and (ii) 19,193 shares of our common stock subject to options that are exercisable within 60 days of March 31, 2024.
(13)
Consists of 47,171 shares of our common stock subject to options that are exercisable within 60 days of March 31, 2024.
(14)
Consists of 3,333 shares of our common stock subject to options that are exercisable within 60 days of March 31, 2024.
(15)
Consists of (i) 1,433,219 shares of common stock with 380,887 shares subject to forfeiture and (ii) 980,356 shares of common stock subject to options that are exercisable within 60 days of March 31, 2024.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of March 31, 2024:

Name	Age	Position(s)
Natalie Holles	51	Chief Executive Officer and Director
Edward R. Conner, M.D.	51	Chief Medical Officer
Christopher M. Murphy	40	Chief Financial and Business Officer
Julie Person	49	Chief Administrative Officer

Natalie Holles

For information regarding Natalie Holles, please refer to “Proposal No. 1 — Election Class II of Directors.”

Edward R. Conner, M.D. has served as our Chief Medical Officer since June 2022. Dr. Conner previously served as Chief Medical Officer of Locanabio, Inc., or Locanabio, from July 2021 until June 2022. Prior to joining Locanabio, Dr. Conner was the Site Lead and Division Head of Gene Therapy Medical & Development at Astellas Gene Therapies, or Astellas, from January 2020 to July 2021. Before Astellas, Dr. Conner served as the Chief Medical Officer and Senior Vice President of Audentes (now Astellas Gene Therapies) from July 2019 to January 2020. Dr. Conner previously served as Chief Medical Officer and Senior Vice President at Sangamo Therapeutics, Inc. from November 2016 until May 2019, and as Vice President, Clinical Development of Ultragenyx Pharmaceutical Inc. from January 2015 until October 2016. Earlier in his career, Dr. Conner also served as the Senior Medical Director at BioMarin Pharmaceutical Inc. from November 2013 to December 2014 and as Medical Director at Genentech, Inc. (now a member of the Roche Group) from June 2008 to October 2013. In these roles, Dr. Conner led functions including clinical development and operations, medical affairs, regulatory, drug safety and patient advocacy. Dr. Conner has been a member of the board of directors of Imara Inc. since April of 2020. Dr. Conner holds a B.S. in biology from Duke University and an M.D. from the University of California, San Francisco.

Christopher M. Murphy has served as our Chief Financial and Business Officer since January 2024. Mr. Murphy previously held positions of increasing responsibility at Horizon Therapeutics PLC, or Horizon, from March 2014 to May 2020, serving as Vice President of Business Development from March 2014 to November 2015, Group Vice President of Corporate Development from November 2015 to October 2017, Group Vice President of Operations, Inflammation Business Unit from October 2017 to June 2018, and most recently as Group Vice President, Commercial Operations and analytics from June 2018 to May 2020. Prior to Horizon, Mr. Murphy held positions of increasing responsibility in the Life Sciences Investment Banking Group at JMP Securities LLC, or JMP, from July 2008 to March 2014, serving most recently as a Director from February 2014 to March 2014. Prior to JMP, Mr. Murphy served as a Consultant in the Litigation and Investigation Group of Navigant Consulting, Inc. from July 2006 to June 2008. Mr. Murphy holds a B.B.A. in Finance from the University of Notre Dame.

Julie Person has served as our Chief Administrative Officer since June 2022. Ms. Person served as the Chief People Officer of Neumora Therapeutics, Inc., or Neumora, from January 2021 until June 2022. Prior to joining Neumora, Ms. Person was the Senior Vice-President of Human Resources at Audentes from April 2020 to January 2021 and the Vice-President of Human Resources at Sangamo Therapeutics, Inc. from March 2019 to April 2020. Ms. Person also served as Vice President Talent and Organization Development at Shire plc (now Takeda Pharmaceutical Co Ltd) from February 2017 until March 2019, and as its Vice President of Global Head of Talent Management from June 2016 until February 2017. Ms. Person earned a B.A. in Communications from the Saint Mary’s College of California and attended the University of Michigan Ross School of Business Executive Leadership Program.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to our named executive officers during the years ended December 31, 2023 and 2022. Our named executive officers as at the end of the fiscal year ended December 31, 2023, were:

•
Natalie Holles, Chief Executive Officer;
•
Edward R. Conner, M.D., Chief Medical Officer;
•
Julie Person, Chief Administrative Officer; and
•
Adrian S. Ray, Ph.D., our former Chief Science Officer.

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to and earned by our named executive officers during the years ended December 31, 2022 and 2023.

Name and Principal Position	Year	Salary ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Natalie Holles
Chief Executive Officer	2023	608,000		1,599,473	334,400	—		2,541,873
	2022	530,312		5,796,337	—	3,591,335	(3)	9,917,984
Edward R. Conner, M.D.
Chief Medical Officer	2023	480,000		712,218	192,000	—		1,384,218
	2022	266,183	(4)	3,710,880	106,473	—		4,083,536
Julie Person
Chief Administrative Officer	2023	410,000		539,969	164,000	—		1,113,969
Adrian S. Ray, Ph.D.
Former Chief Science Officer	2023	397,500		681,157	—	253,500	(5)	1,332,157

(1)
Represents the grant date fair value of stock options awarded during the year ended December 31, 2023, as well as the incremental fair value of certain repriced stock option awards, in each case, as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 2 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our named executive officers from the stock options. For information regarding the number of stock options held by each non-employee director as of December 31, 2023, see the table below.
(2)
For additional information regarding the non-equity incentive plan compensation, see the section titled “Non-Equity Incentive Plan Compensation.”
(3)
The amount reported for Ms. Holles in 2022 represents (i) loan forgiveness in the amount of $1,776,015 and (ii) tax reimbursement in the amount of $1,815,320. See “Certain relationships and Related Party Transactions—Loans to Executive Officers.”
(4)
Dr. Conner was appointed as the Chief Medical Officer on June 6, 2022. The 2022 salary reported reflects the pro rata portion of Dr. Conner’s annual salary of $465,000 earned from commencement of his employment through December 31, 2022.
(5)
The amount reported for Dr. Ray in 2023 represents (i) $67,500 in salary payments; and (ii) $186,000 in bonus payments, in each case, made pursuant to the terms of the Adrian Ray Transition and Separation Agreement.

For additional information, see the section titled “Change in Control and Severance Arrangements with our Named Executive Officers” below.

Non-Equity Incentive Plan Compensation

Annual bonuses for our executive officers are based on the achievement of corporate performance objectives.

For the 2023 bonuses, these objectives included development, scientific, and strategic milestones. For 2023, each of Ms. Holles, Dr. Conner and Ms. Person were awarded the bonuses reflected in the table above, which represented 100%, 100%, and 100% of each individual’s 2023 target bonus.

For the 2022 bonuses, these objectives included development and financial milestones as well as milestones related to our IPO which we consummated in September 2022, adjusted for the subsequent discontinuation of the clinical trial for our product candidate THB001. For 2022, each of Ms. Holles, Dr. Conner, Ms. Person and Dr. Ray were awarded the bonuses reflected in the table above, which represented 0%, 80%, and 80% of each individual’s 2022 target bonus.

2023 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding stock options and stock awards held as of December 31, 2023.

	Option Awards	Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Grant Date		Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)(2)
Natalie Holles						8/9/2021	(3)(4)	470,828	5,164,983
Chief Executive Officer						8/9/2021	(3)(5)	62,413	684,671
	3/6/2023(3)(6)	204,591	263,043	$4.20	2/16/2032
	3/6/2023(7)(8)	59,791	145,209	$4.20	10/24/2032
	3/6/2023(7)(9)	67,500	292,500	$4.20	3/5/2033
Edward R. Conner, M.D.	3/6/2023(3)(10)	138,951	239,547	$4.20	7/27/2032
Chief Medical Officer	3/6/2023(7)(11)	27,708	67,292	$4.20	10/24/2032
	3/6/2022(7)(12)	25,687	111,313	$4.20	3/5/2033
Julie Person	3/6/2023(3)(13)	66,400	110,669	$4.20	7/27/2032
Chief Administrative Officer	3/6/2023(7)(14)	10,470	56,667	$4.20	10/24/2032
	3/6/2023(7)(15)	22,312	96,688	$4.20	3/5/2033
Adrian S. Ray, Ph.D.	3/6/2023(3)(16)	116,209	193,662	$4.20	4/1/2032
Former Chief Science Officer	3/6/2023(7)(17)	27,708	67,292	$4.20	10/24/2032
	3/6/2023(7)(18)	24,750	107,250	$4.20	3/5/2033

(1)
On March 6, 2023, our Board of Directors, pursuant to the terms of our 2019 Plan and the 2022 Plan (the Plans), agreed to reset the per-share exercise price of options previously granted under the Plans that have exercise prices that exceed $8.60 per share (the Designated Options), and therefore are “underwater,” to $4.20 per share, which is equal to the closing price of a share of the Company’s common stock on March 6, 2023. No other terms of the Designated Options were modified, and the Designated Options will continue to vest according to their original vesting schedules and will retain their original expiration dates.

(2)
Values in this column are calculated using the closing price of our common stock on December 29, 2023 as reported on the Nasdaq Global Market.
(3)
Equity award was granted under the 2019 Plan.
(4)
Represents a restricted stock award subject to our right of repurchase. The repurchase right lapses pursuant to the stock award’s vesting schedule, which is as follows: 25% of the shares underlying the stock award shall vest on August 9, 2022 and the remaining 75% of the shares underlying the stock award vest in equal quarterly installments over 36 months thereafter, subject to Ms. Holles’ continued service to us.
(5)
Represents a restricted stock award subject to our right of repurchase. The repurchase right lapses pursuant to the stock award’s vesting schedule, which is as follows: following the date of our Series A-2 Preferred Stock Financing, (i) 35,664 of the shares underlying the stock award shall vest on August 9, 2021, and (ii) 106,994 of the shares underlying the stock award vest in equal quarterly installments over 36 months thereafter, subject to Ms. Holles’ continued service to us.
(6)
The option vests over a four-year period, which is as follows: (i) 1/16th of the total shares underlying the stock option shall vest on May 17, 2022, and (ii) 1/16th of the total shares underlying the award shall vest in equal quarterly installments thereafter until fully vested, subject to Ms. Holles’ continued service to us.
(7)
Equity award was granted under the 2022 Plan.
(8)
The option vests over a four-year period, which is as follows: (i) 1/48th on November 25, 2022, after which (ii) 1/48th of the total shares vest monthly, subject to Ms. Holles’ continued service to us.
(9)
The option vests over a four-year period, which is as follows: (i) 1/48th on April 6, 2023, after which (ii) 1/48th of the total shares vest monthly, subject to Ms. Holles’ continued service to us.
(10)
The option vests over a four-year period, which is as follows: (i) 1/4th of the total shares vest on June 6, 2023, and thereafter (ii) 1/16th of the total shares underlying the award shall vest in equal quarterly installments until fully vested, subject to Dr. Conner’s continued service to us.
(11)
The option vests over a four-year period, which is as follows: (i) 1/48th on November 25, 2022, after which (ii) 1/48th of the total shares vest monthly, subject to Dr. Conner’s continued service to us.
(12)
The option vests over a four-year period, which is as follows: (i) 1/48th on April 6, 2023, after which (ii) 1/48th of the total shares vest monthly, subject to Dr. Conner’s continued service to us.
(13)
The option vests over a four-year period, which is as follows: (i) 1/4th of the total shares vest on June 20, 2023, and thereafter (ii) 1/16th of the total shares underlying the award shall vest in equal quarterly installments until fully vested, subject to Ms. Person’s continued service to us.
(14)
The option vests over a four-year period: (i) 1/48th on November 25, 2022, after which (ii) 1/48th of the total shares vest monthly, subject to Ms. Person’s continued service to us.
(15)
The option vests over a four-year period, which is as follows: (i) 1/48th on April 6, 2023, after which (ii) 1/48th of the total shares vest monthly, subject to Ms. Person’s continued service to us.
(16)
The option vests over a four-year period, which is as follows: (i) 1/4th of the total shares vest on April 1, 2023, and thereafter (ii) 1/16th of the total shares underlying the award shall vest in equal quarterly installments thereafter until fully vested, subject to Dr. Ray’s continued service to us.[RB1] [JD2]
(17)
The option vests over a four-year period, which is as follows: (i) 1/48th on November 25, 2022, after which (ii) 1/48th of the total shares vest monthly, subject to Dr. Ray’s continued service to us.
(18)
The option vests over a four-year period, which is as follows: (i) 1/48th on April 6, 2023, after which (ii) 1/48th of the total shares vest monthly, subject to Dr. Ray’s continued service to us.

Change in Control and Severance Arrangements with Our Named Executive Officers

Employment Agreements

Natalie Holles

We are party to an offer letter agreement with Natalie Holles, dated August 24, 2022 (the “Holles Offer Letter”), which amends and restates her employment agreement with us dated July 2, 2021. Pursuant to the Holles Offer Letter, Ms. Holles is an “at-will” employee without a set term and entitled to an annualized initial base salary of $500,000, and eligible for an annual incentive bonus of up to 50% of her annualized base salary. Additionally, we have paid Ms. Holles a one-time special bonus of $1,867,102, or Special Bonus. The Special Bonus is subject to a three-year vesting schedule with six-month cliffs, as well as her continued employment with us on the relevant vesting dates, and was paid to offset Ms. Holles’ tax liability as a result of the forgiveness of the promissory note from Ms. Holles prior to our IPO. See the section titled “Certain Relationships and Related Party Transactions—Loans to Executive Officers” for additional information.

Edward R. Conner, M.D.

We are party to an offer letter agreement with Edward Conner, M.D., dated May 12, 2022 (the “Conner Offer Letter”). Pursuant to the Conner Offer Letter, Dr. Conner is an “at-will” employee without a set term and entitled to an annualized base salary of $465,000, and eligible for an annual incentive bonus of up to 40% of his annualized base salary.

Julie Person

We are party to an offer letter agreement with Julie Person, dated May 23, 2022 (the “Person Offer Letter”). Pursuant to the Person Offer Letter, Ms. Person is an “at-will” employee without a set term and entitled to an annualized base salary of $370,000, and eligible for an annual incentive bonus of up to 40% of her annualized base salary.

Potential Payments upon Termination or Change of Control

In July 2022, our Board of Directors approved the terms of an Executive Officer Severance Policy. Under this policy, each of our officers, including our named executive officers, has entered or will enter into a participation agreement pursuant to which he or she will become a beneficiary of our Executive Officer Severance Policy, or the COC Policy.

Pursuant to the COC Policy and her participation agreement, in the event that our Chief Executive Officer is terminated without “cause” or resigns for “good reason” (A) within three months before or (B) 12 months following a “change of control” of the Company, but as to part (A) only if the “separation” occurs after a “potential change in control” (as such terms are defined in the COC Policy), Natalie Holles will be entitled to: (i) an amount equal to 18 months of her base salary at the rate in effect immediately prior to such termination; (ii) an amount equal to 150% of her target bonus in effect immediately prior to such termination; (iii) a pro-rata portion of her annual bonus for the fiscal year in which her termination occurs; (iv) the Special Bonus will accelerate and become fully vested, with the payments mentioned in (i) to (iii) to be paid in a cash lump sum; and (v) to the extent she timely elects to receive continued coverage under our group healthcare plans, we will pay the full cost of such continued coverage for a period ending on the earlier of (x) 18 months following the termination date and (y) the date that she becomes eligible for coverage under another employer’s plans. In addition, each of the Chief Executive Officer’s outstanding equity awards, excluding awards that would otherwise vest upon satisfaction of performance criteria (including, for the avoidance of doubt, any awards subject to both performance-based and time-based vesting criteria), will become vested and exercisable, as applicable, with respect to 100% of the underlying shares subject to time-based vesting. For the avoidance of doubt, any outstanding equity awards subject to performance-based vesting will continue to be subject to the applicable performance-based vesting condition set forth in such equity award. All such severance payments, benefits and vesting acceleration are subject to each named executive officer’s execution of a general release of claims against us.

Additionally, in the event that our Chief Executive Officer is terminated without “cause” or resigns for “good reason” outside of the period three months before or 12 months after a “change of control” (as such terms are defined in the COC Policy), Ms. Holles will be entitled to (i) an amount equal to 12 months of her base salary at the rate in effect immediately prior to such termination to be received in equal installments over 12 months; (ii) a pro-rata portion of her annual bonus for the fiscal year in which her termination occurs to be paid in a cash lump sum; and (iii) to the extent she timely elects to receive continued coverage under our group healthcare plans, we will pay the full cost of such continued coverage for a period ending on the earlier of (x) 12 months following the termination date and (y) the date that she becomes eligible for coverage under another employer’s plans. In addition, each of the Chief Executive Officer’s outstanding equity awards, excluding awards that would otherwise vest upon satisfaction of performance criteria (including, for the avoidance of doubt, any awards subject to both performance-based and time-based vesting criteria) will become vested and exercisable, as applicable, with respect to 12 additional months of vesting credit of the underlying shares subject to time-based vesting. For the avoidance of doubt, any outstanding equity awards subject to performance-based vesting will continue to be subject to the applicable performance-based vesting condition set forth in such equity award. All such severance payments, benefits and vesting acceleration are subject to the chief executive officer’s execution of a general release of claims against us.

In the event that an executive officer of the Company (other than the Chief Executive Officer) is terminated without “cause” or resigns for “good reason” (A) within three months before or (B) 12 months following a “change of control” of the Company, but as to part (A) only if the “separation” occurs after a “potential change in control” (as such terms are defined in the COC Policy), such executive officer will be entitled to: (i) an amount equal to 12 months of his or her base salary at the rate in effect immediately prior to such termination; (ii) an amount equal to 100% of his or her target bonus in effect immediately prior to such termination with the payments mentioned in (i) and (ii) to be paid in a cash lump sum; and (iii) to the extent he or she timely elects to receive continued coverage under our group healthcare plans, we will pay the full cost of such continued coverage for a period ending on the earlier of (x) 12 months following the termination date and (y) the date that he or she becomes eligible for coverage under another employer’s plans. In addition, each of the executive officer’s outstanding equity awards, excluding awards that would otherwise vest upon satisfaction of performance criteria (including, for the avoidance of doubt, any awards subject to both performance-based and time-based vesting criteria) will become vested and exercisable, as applicable, with respect to 100% of the underlying shares subject to time-based vesting. For the avoidance of doubt, any outstanding equity awards subject to performance-based vesting will continue to be subject to the applicable performance-based vesting condition set forth in such equity award. All such severance payments, benefits and vesting acceleration are subject to such executive officer’s execution of a general release of claims against us.

Additionally, in the event that an executive officer (other than the Chief Executive Officer) is terminated without “cause” or resigns for “good reason” outside of the period three months before or 12 months after a “change of control” (as such terms are defined in the COC Policy), he or she will be entitled to (i) an amount equal to 9 months of his or her base salary at the rate in effect immediately prior to such termination, to be received in equal installments over 9 months and (ii) to the extent he or she timely elects to receive continued coverage under our group healthcare plans, we will pay the full cost of such continued coverage for a period ending on the earlier of (x) 9 months following the termination date and (y) the date that he or she becomes eligible for coverage under another employer’s plans. All such severance payments and benefits are subject to such named executive officer’s execution of a general release of claims against us.

Adrian Ray Transition and Separation Agreement. We entered into a transition and separation agreement with Adrian Ray, Ph.D. (the “Adrian Ray Transition and Separation Agreement”), dated October 24, 2023, pursuant to which Dr. Ray agreed to a customary general release and waiver of claims and a covenant not to sue the Company. The Adrian Ray Transition and Separation Agreement entitles Dr. Ray to receive certain severance benefits after the Separation Date (as defined in the Adrian Ray Transition and Separation Agreement), including but not limited to: (i) salary continuation payments based on his then current salary of $465,000 for a period of nine months, less standard payroll deductions and tax withholdings; and (ii) an additional cash bonus severance payment equal to $186,000, which equals his target cash bonus target for 2023.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2023 with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (2)
Equity compensation plans approved by security holders	3,953,149	$4.16	5,203,151
Equity compensation plans not approved by security holders	—	—	—
Total	3,953,149	$4.16	5,203,151

(1)
Includes our 2019 Stock Incentive Plan (2019 Plan) and our 2022 Equity Incentive Plan (2022 Plan). Excludes purchase rights accruing under our 2022 Employee Stock Purchase Plan.
(2)
There are no shares of common stock available for issuance under our 2019 Plan, but the plan continues to govern the terms of stock options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2019 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance under our 2022 Plan. In addition, the 2022 Plan provides for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year for the remaining term of the plan equal to (a) 5.0% of the number of issued and outstanding shares of common stock on December 31 of the immediately preceding year, or (b) an amount as approved by the Board of Directors each year. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2022 Plan increased by 2,032,440 shares on January 1, 2024. Also, the 2022 Employee Stock Purchase Plan provides for an automatic annual increase in the number of shares reserved for issuance thereunder on January 1 of each year for the remaining term of the plan equal to (a) 1.0% of the number of issued and outstanding shares of common stock on December 31 of the immediately preceding year, or (2) a lesser amount as approved by the Board of Directors each year. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2020 Employee Stock Purchase Plan increased by 406,488 shares on January 1, 2024.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Other than the executive officer and director compensation arrangements discussed above under the headings “Executive Compensation” and “Proposal No. 1 – Election of Directors – Director Compensation,” respectively, below we describe the transactions to which we were a party since January 1, 2022, in which the amount involved exceeded the lesser of $120,000 and 1% of the average of the Company’s total assets at year-end for the prior two completed fiscal years and in which our directors, executive officers, former directors, former executive officers, director nominees and holders of more than 5% of our common stock, or other persons as may be required to be disclosed pursuant to Item 404 of Regulation S-K, had a direct or indirect material interest.

Insider Participation in Initial Public Offering

On September 19, 2022, the Company closed its IPO and issued 12,535,000 shares of common stock, including the exercise in full by the underwriters of their option to purchase up to 1,635,000 additional shares of common stock, at a public offering price of $17.00 per share. The following table summarizes the shares of common stock purchased by our executive officers, members of our Board of Directors or their affiliates and holders of more than 5% of our outstanding capital stock in an amount exceeding $120,000:

Name of Stockholder	Shares of Stock	Total Purchase Price ($)
General Atlantic (TH), L.P.(1)	1,176,471	$20,000,007
Entities affiliated with BVF Partners L.P.(2)	1,030,000	$17,510,000
Atlas Venture Opportunity Fund I, L.P.(3)	300,000	$5,100,000
OrbiMed Private Investments VII, LP (4)	300,000	$5,100,000

(1)
Consists of shares purchased by General Atlantic (TH), L.P. General Atlantic (TH), L.P. holds more than 5% of our outstanding capital stock. Rob Perez, a member of our board of directors, is also an Operating Partner at General Atlantic.
(2)
Consists of shares purchased by Biotechnology Value Fund, L.P. and affiliates, which holds more than 5% of our outstanding capital stock.
(3)
Consists of shares purchased by Atlas Venture Opportunity Fund I, L.P. which is affiliated with Atlas Venture Fund XI, L.P. and together hold more than 5% of our outstanding capital stock. Michael Gladstone and Jason Rhodes, a current and former member of our Board of Directors, are affiliated with Atlas.
(4)
Consists of shares purchased by OrbiMed Private Investments VII, LP. OrbiMed Private Investments VII, LP holds more than 5% of our outstanding capital stock. Dr. Bonita, a member of our Board of Directors, is a member of OrbiMed Advisors LLC, which is the managing member of the general partner of OrbiMed Private Investments VII, LP.

Novartis Agreements

We are party to a license agreement with Novartis International Pharmaceutical Ltd. See the section titled “Business—License Agreement—Novartis.” Pursuant to this agreement, we entered into an investment letter whereby we have issued 5,970,000 shares of Series A-1 Preferred Stock to Novartis Institutes for Biomedical Research, Inc. As a result of such issuances, Novartis Institutes for Biomedical Research, Inc. is a holder of more than 5% of our outstanding common stock.

Loans to Executive Officers

In August 2021, we received a promissory note from Natalie Holles, our Chief Executive Officer, in connection with the purchase by Ms. Holles of shares of our common stock. The principal amount of the promissory note was $1,762,145, which accrues interest at 0.76%, compounding annually. As of December 31, 2021, the outstanding balance was approximately $1,767,428. The entire promissory note, including principal and accrued and unpaid interest, was forgiven in 2022 prior to our IPO. See the section titled “Executive Compensation—Employment Agreements” for additional information.

Policies and Procedures for Related-Person Transactions

Our Board of Directors has adopted a written related-person transactions policy. Under this policy, our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our Amended and Restated Bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Third Harmonic Bio, Inc., 1700 Montgomery Street, Suite 210, San Francisco, California 94111.

To be timely for our company’s annual meeting of stockholders to be held in 2025 (2025 Annual Meeting), a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on February 21, 2025 and not later than the close of business on March 23, 2025. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2025 Annual Meeting the information required by applicable law and our Amended and Restated Bylaws. However, if the date of the 2025 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary of the date of our 2024 Annual Meeting, for the stockholder notice to be timely, it must be delivered to the Corporate Secretary at our principal executive offices not earlier than the close of business on the 105th day prior to the currently proposed annual meeting and not later than the close of business on the later of (1) the 75th day prior to such annual meeting or (2) the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2025 Annual Meeting must be received by us not later than December 19, 2024 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the 2025 Annual Meeting the information required by applicable law and our Amended and Restated Bylaws.

Available Information

The Annual Report on Form 10-K is also available at https://ir.thirdharmonicbio.com.

“Householding” – Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker. Stockholders of record may revoke their consent at any time by contacting Equiniti Trust Company, LLC, either by email through their website at https://equiniti.com/us/ast-access or by phone at +1 (800) 937-5449.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, proxy statement, proxy card, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, proxy statement, proxy card, Annual Report on Form 10-K and other proxy materials, you may write our Investor Relations Department at Third Harmonic Bio, Inc., 1700 Montgomery Street, Suite 210, San Francisco, California 94111, or contact our Chief Financial and Business Officer, Christopher Murphy, by email at investors@thirdharmonicbio.com.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SCAN TO VIEW MATERIALS & VOTE THIRD HARMONIC BIO, INC. 1700 MONTGOMERY STREET, SUITE 210 SAN FRANCISCO, CA 94111 THIRD HARMONIC BIO, INC. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/THRD2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 5, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V38490-P07464 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED THIRD HARMONIC BIO, INC. The Board of Directors recommends you vote FOR the following nominees: To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of Class II Directors Nominees: 01) Michael Gladstone 02) H. Martin Seidel, Ph.D. The Board of Directors recommends you vote FOR proposal 2. 2. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the company for its fiscal year ending December 31, 2024. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com V38491-P07464 Third Harmonic Bio, Inc. Annual Meeting of Stockholders June 6, 2024 7:00 A.M. Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Natalie Holles and Chris Murphy, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Third Harmonic Bio, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held via live webcast at 7:00 A.M. Pacific Time on June 6, 2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side.